                                                                      Exhibit 32

                            CERTIFICATION PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-QSB of First Robinson Financial Corporation (the "Company") for the quarterly period ending December 31, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), we, Rick L. Catt, Chief Executive Officer and Jamie E. McReynolds, Chief Financial Officer of the Company, certify, pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that:

     (1) the Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

A signed original of this written statement required by Section 906, or another document authenticating, acknowledging or otherwise adopting the signature that appears in typed form within the electronic version of the written statement required by Section 906, has been provided to First Robinson Financial Corporation and will be retained by First Robinson Financial Corporation and furnished to the Securities and Exchange Commission or its staff upon request.



By:  /s/ Rick L. Catt                         By: /s/ Jamie E. McReynolds
---------------------                         ---------------------------
Name:  Rick L. Catt                           Name: Jamie E. McReynolds
Chief Executive Officer                       Chief Financial Officer
February 17, 2004                             February 17, 2004



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